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                                                                     Exhibit 3.3

                            CERTIFICATE OF AMENDMENT
                                       TO
                           THIRD AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              QUADRAMED CORPORATION

     QUADRAMED CORPORATION, a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (hereinafter referred to as the "Corporation"), hereby certifies as follows:

     1. That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth proposed amendments of the Third Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Corporation, declaring said amendments to be advisable and directing said amendments to be submitted to the stockholders of the Corporation at the Annual Meeting of Stockholders. The resolutions setting forth the proposed amendments are as follows:

          A.   Amendment to Eliminate the Classification of the Board
               ------------------------------------------------------

          "RESOLVED, that the Certificate of Incorporation be amended by (i) restating section (b) of Article SEVENTH in its entirety so that it reads as follows:

          (b) The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Each director shall serve for a term ending on the date of the first annual meeting following such director's election; provided, that the term of each Director shall continue until his successor is duly elected and qualified and shall be subject to his earlier death, resignation or removal.

          (ii) deleting section (c) of Article SEVENTH in its entirety; and
               (iii) changing the lettering of sections (d) and (e) of Article SEVENTH to (c) and (d), respectively."

          B.   Amendment to Increase the Number of Authorized Shares of Common
               ---------------------------------------------------------------
               Stock and the Total Number of Shares Available for Issuance
               -----------------------------------------------------------

          "RESOLVED, that the Certificate of Incorporation be amended by changing section (a) of Article FOURTH so that it shall read as follows:

          (a) The Corporation is authorized to issue 155,000,000 shares of capital stock, $0.01 par value. The shares shall be divided into two classes, designated as follows:

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               Designation of Class   Number of Shares   Par Value
               --------------------   ----------------   ---------
               Common Stock                150,000,000   $    0.01
               Preferred Stock               5,000,000   $    0.01
                                      ----------------
               Total                       155,000.000"
                                      ----------------

     2. That thereafter, pursuant to resolution of the Board of Directors, an Annual Meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which Annual Meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     3. That said amendments were duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed as of the 3rd day of December, 2003 by Lawrence P. English, its Chairman of the Board and Chief Executive Officer, who hereby acknowledges on behalf of the Corporation that the foregoing Certificate of Amendment is the corporate act of the Corporation under penalties of perjury.

                                    QUADRAMED CORPORATION


                                    By:/s/ Lawrence P. English
                                       -----------------------------------------
                                       Lawrence P. English
                                       Chairman of the Board and Chief Executive
                                       Officer

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